Exhibit 10.2

TERM LOAN PROMISSORY NOTE

$10,000,000.00    June 29, 2017

FOR VALUE RECEIVED, Double Canyon Vineyards, LLC, a Delaware limited liability company, and A Fine Old Building, LLC, a Washington limited liability company (individually and collectively, "Borrower"), hereby promise, on a joint and several basis, to pay to the order of American AgCredit, FLCA ("Lender"), in lawful money of the United States of America, the principal sum of Ten Million Dollars ($10,000,000.00) with interest on the unpaid principal sum owing hereunder at the rate or rates or in the amounts computed in accordance with the Loan Agreement of even date herewith between Borrower and Lender (as the same may be amended from time to time, the "Loan Agreement"), together with all other amounts due Lender under the Loan Agreement, all payable in the manner and at the time or times provided in the Loan Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement.
If not sooner due and payable in accordance with the Loan Agreement, Borrower shall pay to Lender all amounts due and unpaid under the Loan Agreement on July 1, 2037, or on any earlier Maturity Date as set forth in the Loan Agreement. Unless otherwise specified in writing by Lender, all payments hereunder shall be paid to Lender at the office or other location as Lender may hereafter designate from time to time. Lender reserves the right to require any payment on this Note, whether such payment is a regular installment, prepayment or final payment, to be by wired federal funds or other immediately available funds.
Borrower and each and every co-maker, surety, endorser and guarantor of the indebtedness evidenced by this Note and the Loan Agreement, expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate the maturity hereof, notice of the acceleration of the maturity hereof, bringing of suit and diligence in taking any action to collect amounts due hereunder and in the handling of security at any time existing in connection herewith, and such parties are and shall be jointly, severally, directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice (except as expressly provided in the Loan Documents), diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.
This Note evidences all advances of the principal amount hereof made, interest due and all amounts otherwise owed to Lender under the Loan Agreement. This Note is secured by the liens and security interests created under the Loan Documents (including those arising under any Deed of Trust). Reference is made to the Loan Agreement for provisions relating to repayment of the indebtedness evidenced by this Note, including mandatory repayment, acceleration following default, Default Interest, limitations on interest, and restrictions on prepayment.
This Note has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of California and of the United States of America.

NOTICE TO BORROWER:
DO NOT SIGN THIS PROMISSORY NOTE BEFORE YOU READ IT AND CONSULT WITH LEGAL COUNSEL OF YOUR CHOICE, OR IF YOU BELIEVE THAT THERE ARE ANY ORAL UNDERSTANDINGS, PROMISES, OR AGREEMENTS NOT SET FORTH IN WRITING IN THIS NOTE AND/OR THE OTHER LOAN DOCUMENTS.
IN WITNESS WHEREOF, this Note has been executed by Borrower and is effective as of the day and year first above written.
BORROWER:

Double Canyon Vineyards, LLC, a Delaware limited liability company

By: /s/ Shannon McLaren
Name: Shannon McLaren
Title: Chief Financial Officer

A Fine Old Building, LLC, a Washington limited liability company

By: /s/ Shannon McLaren
Name: Shannon McLaren
Title: Chief Financial Officer

[Signature Page Term Loan Note]

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